CUSIP NO. 392775102                                                Page 13 of 13


                                                    EXHIBIT 99-3


                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D (Amendment No. 3) in connection with their beneficial ownership of the common stock of Daniel Green Company at June 27, 2001 and agree that this filing is filed on behalf of each of them.


June 27, 2001                               RIEDMAN CORPORATION


                                            By: /s/ James R. Riedman
                                                -----------------------------
                                                James R. Riedman, President


                                                /s/ James R. Riedman
                                                -----------------------------
                                                James R. Riedman